Exhibit 99.1

QUESTAR CONSIDERING SPIN-OFF OF

EXPLORATION & PRODUCTION BUSINESS

SALT LAKE CITY - Questar Corporation (NYSE:STR) announced today that it is considering a possible tax-free spin-off of the company’s natural gas and oil exploration and production (E&P) business. The new E&P company would be comprised of Questar subsidiaries Questar E&P Company, Questar Gas Management, and Questar Energy Trading. After the spin-off, Questar Corporation would remain an integrated natural gas company comprised of subsidiaries Wexpro Company, Questar Pipeline, and Questar Gas Company. Questar corporate headquarters would remain in Salt Lake City.

“A separation of our high-growth E&P business from our regulated businesses may be a logical step in a long-term strategy that has served all Questar stakeholders well over the past decade,” said Keith O. Rattie, Questar’s Chairman, President and Chief Executive Officer. “We’re evaluating whether now is the time to take that step. If consummated, we believe the spin-off would create two top-tier companies in their respective market segments.” Rattie added that Questar has engaged financial and legal advisors to assist with the evaluation. Subject to certain precedent conditions and board approval, the spin-off transaction may occur in the second half of 2010.

Questar Corporation is a natural gas-focused energy company with an enterprise value of about $10 billion. Questar subsidiaries include:

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Questar Exploration and Production Company, a diversified natural gas and oil-exploration and production company;

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Questar Gas Management, a midstream field services company that gathers and processes natural gas in the Rocky Mountain region and northwest Louisiana;

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Questar Energy Trading, which markets natural gas and oil on behalf of Questar E&P and operates a natural gas storage facility in western Wyoming;

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Wexpro Company, which develops and produces natural gas on behalf of Questar Gas Company’s utility customers under a 1981 agreement with state regulators;

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Questar Pipeline, which operates interstate natural gas pipelines and storage facilities in the western United States;

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Questar Gas Company, a regulated natural gas distribution utility serving about 900,000 homes and businesses in Utah, Wyoming, and Idaho.

Questar will release first-quarter earnings after the close of U.S. financial markets on April 27, 2010, and will conduct a conference call for investors at 7:30 AM MDT on April 28, 2010.

Forward-Looking Statements

This document may contain or incorporate by reference information that includes or is based upon "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Any or all forward-looking statements may turn out to be wrong. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to the following:

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general economic conditions, including the performance of financial markets and interest rates;

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changes in industry trends;

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changes in laws or regulations; and

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other factors, most of which are beyond Questar's control.

Questar undertakes no obligation to publicly correct or update the forward-looking statements in this document, in other documents, or on the web site to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

For more information, visit Questar’s website, www.questar.com.

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